                                                                     Exhibit 4.3


                                    U.S. BANCORP

          7.20% JUNIOR SUBORDINATED DEBENTURE DUE APRIL 1, 2028
                            (UNLESS OTHERWISE EXTENDED)


Registered
No.: 1

     U.S. BANCORP, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to WILMINGTON TRUST COMPANY, as Property Trustee, the principal sum of THREE HUNDRED SIXTY MILLION EIGHT HUNDRED TWENTY FIVE THOUSAND DOLLARS ($360,825,000) on April 1, 2028 (or such date to which the maturity of this Security may be extended, as described in the Prospectus Supplement) (the "Stated Maturity"). The Company further promises to pay interest on said principal sum from April 1, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the first day of January, April, July and October each year, commencing July 1, 1998 at the rate of 7.20% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.20% per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement (hereinafter referred to) for USB Capital II is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the Business Day immediately preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), (during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law)); PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; PROVIDED, FURTHER, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including Securities issued by the Company pursuant to the Indenture other than the Securities represented by this certificate) that ranks PARI PASSU with or junior in interest to this Security, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company (if such guarantee ranks PARI PASSU in all respects with or junior in interest to this Security (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b)any declaration of a dividend in connection with the implementation of a Rights Plan, or the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(c)payments under the Guarantee related to the Securities issued by USB Capital II and (d)purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, PROVIDED that such extension does not cause such Extension Period to exceed 20 consecutive interest payment periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all amounts then due, and subject to the foregoing limitation, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of USB Capital II notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Preferred Securities (as defined below) would be payable except for the election to begin such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to holders of such Preferred Securities of the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Junior Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee or at the office of such paying agent or paying agents as the Company may designate from time to time, maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person entitled thereto, in immediately available funds, at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, unsecured and will rank junior and subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        U.S. BANCORP


Dated: April 1, 1998
                                        By
                                           ----------------------------------
                                             David P. Grandstrand
                                             Senior Vice President
                                                 and Treasurer
TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

                                                  [SEAL]

THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED HEREIN AND ISSUED
PURSUANT TO THE WITHIN-MENTIONED        Attest
INDENTURE.                                    -------------------------------
                                              James L. Chosy
                                              Vice President and
                                                 Assistant Secretary

WILMINGTON TRUST COMPANY,
     as Trustee


By
  ----------------------------
      Its
          --------------------

FORM OF REVERSE OF SECURITY.

                                    U.S. BANCORP
      7.20% JUNIOR SUBORDINATED DEBENTURE DUE APRIL 1, 2028 (UNLESS OTHERWISE
                                     EXTENDED)


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued in one series under a Junior Subordinated Indenture, dated as of November 15, 1996, between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) as supplemented pursuant to
Section 3.1 thereof by the Officers' Certificate dated April 1, 1998 (herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $360,825,000.

     All terms used in this Security that are defined in the Indenture and in the Amended and Restated Trust Agreement, dated as of April 1, 1998, as amended (the "Trust Agreement"), for USB Capital II among the Company, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     This Security will be redeemable in whole at any time and in part from time to time, at the option of the Company at any time on or after April 1, 2003 subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), at a redemption price equal to 100% of the principal amount of the Security, together with any accrued and unpaid interest to the date fixed for redemption.

          In addition, upon the occurrence of a Capital Treatment Event, Investment Company Event or a Tax Event (as defined below) the Company may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, redeem the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Capital Treatment Event, Investment Company Event or Tax Event, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption.

     "CAPITAL TREATMENT EVENT" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date of issuance of the 7.20% Trust Originated Preferred Securities (Liquidation Amount $25 per Preferred Security) (the "Preferred Securities") of USB Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), there is more than an insubstantial risk of impairment of the Company's ability to treat the Preferred Securities (or any substantial portion thereof) as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     "INVESTMENT COMPANY EVENT" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters, to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date of issuance of the Preferred Securities of the Trust.

     "TAX EVENT" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion of counsel, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     With respect to Securities which are no longer held by the Trust, "Tax Event" means receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date or issuance of the Securities, there is more than an insubstantial risk that interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Securities called for redemption.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), PROVIDED THAT, in the case of the Securities of this series issued to an FBS Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of minimum denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                        -------------------------------------


                                   ABBREVIATIONS

     The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship
               and not as tenants in common
     UNIF GIFT MIN ACT--               Custodian
                        ---------------         ------------------
                            (Cust)                    (Minor)

                          under Uniform Gift to Minors Act

                         ---------------------------------
                                      (State)

Additional abbreviations may be used though not in the above list.


                   ---------------------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

-------------|
-------------|---------------------------------------------------------------
(Name and address of assignee, including zip code, must be printed or typewritten)


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the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated
     ---------------                       -----------------------------------
                                           -----------------------------------




     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock (Exchange).